AMENDMENT
TO
PARTICIPATION AGREEMENT
(Series I shares)

This amendment (the "Amendment") is made and entered into as of May 1, 2002, by and among AIM Variable Insurance Funds, Principal Life Insurance Company, and Princor Financial Services Corporation (collectively, the "parties") in order to modify that certain Participation Agreement (the "Agreement") entered into by the parties as of June 8, 1999.

The parties agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted and the Schedule A attached to this Amendment is substituted therefor.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

AIM VARIABLE INSURANCE FUNDS

Attest: Nancy L. Martin
Name: Nancy L. Martin
Title: Assistant Secretary

By: Gary T. Crum
Name: Gary T. Crum
Title: Senior Vice President

(SEAL)

PRINCOR FINANCIAL SERVICES CORPORATION

Attest: Jean B. Schuster
Name: Jean B Schuster
Title: AVP

By: A S Filean
Name: A S Filean
Title: Sr VP

(SEAL)

PRINCIPAL LIFE INSURANCE COMPANY

Attest: James A. Hardacre
Name: JAMES A. HARDACRE
Title: Paralegal Analyst

By: David House
Name: DAVID HOUSE
Title: ASST. DIR.

(SEAL)

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SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM VARIABLE INSURANCE FUNDS
(Series I shares)

AIM V.I. Aggressive Growth Fund
AIM V.I. Core Equity Fund
AIM V.I. Growth Fund
AIM V.I. International Growth Fund
AIM V.I. Premier Equity Fund

SEPARATE ACCOUNTS UTILIZING AND CONTRACTS PROVIDED BY THE SEPARATE ACCOUNTS

Principal Life Insurance Company
Separate Account B

(1) The Principal® Variable Annuity

(2) Principal Freedom Variable Annuity

Principal Life Insurance Company
Variable Life Separate Account

(1) PrinFlex Life® Variable Life Insurance
(2) Survivorship Variable Universal Life Insurance
(3) Flexible Variable Life Insurance
(4) Principal Variable Universal Life Accumulator (VUL)
(5) Executive Variable Universal Life (EVUL)